Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Warren H. Haruki, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K (this “Report”) of Maui Land & Pineapple Company, Inc. (the “Registrant”); and

2.

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: May 2, 2022	By:	/s/ WARREN H. HARUKI
Warren H. Haruki Chairman of the Board & Chief Executive Officer Maui Land & Pineapple Company, Inc. (Principal Executive Officer)